Structured Asset Trust Unit Repackagings (Saturns)
Bank of America Debenture-Backed
Series 2005-2
CUSIP NO. 03738Q204
CUSIP NO.
03738QAA3
Distribution Date: November 30, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
On November 30,2012 the Warrantholder of 100% of the warrants for Saturns Series 2003-7 exercised the warrants for this issue. The amount of the distribution payable to the Certificateholders allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal/Unit
Amount
Principal Payment
Ending
Principal/Unit
Amount
Fixed Rate Day Count
Accrued Interest
Amount Due
Present Value of
Future Interest
Payments
Total Distribution
$25,000,000.00 $25,000,000.00 $0.00 6.00000% 149/360 $711,371.53 $25,711,371.53
25,000,000(Notional) $0.00
0.10875% 149/360
$133,064.80 $2,871,452.89 $3,004,517.69
The Underlying Security was delivered to the Warrantholders per the terms of the documents governing this transaction.
Underlying Security
AON CORP 8.205% 1/01/27 037389AK9
June/December or NBD
$0.00
8.20500%
Additional Information
$12,000.00
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Expense Account Deposit
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees